UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-0165465

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders.

Progress Energy, Inc. (“Progress Energy”) and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) held their respective Annual Meeting of Shareholders on May 11, 2011 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statements of Progress Energy and PEC. The final voting results from each meeting are set forth below.

Progress Energy Proposal 1:  Election of Directors

Having received a majority of the votes cast in accordance with Progress Energy’s Articles of Incorporation, the individuals named below were each elected to serve as directors of Progress Energy for a one-year term expiring in 2012:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John D. Baker II	132,009,523	26,919,066	690,108	70,264,333
James E. Bostic, Jr.	157,523,876	1,412,279	682,543	70,264,333
Harris E. DeLoach, Jr.	151,776,651	7,172,043	670,002	70,264,333
James B. Hyler, Jr.	154,865,821	4,075,459	677,417	70,264,333
William D. Johnson	155,862,086	3,098,823	657,788	70,264,333
Robert W. Jones	154,727,153	4,196,159	695,385	70,264,333
W. Steven Jones	157,507,944	1,435,859	674,894	70,264,333
Melquiades R. “Mel” Martinez	156,984,184	1,949,505	685,007	70,264,333
E. Marie McKee	154,314,839	4,658,971	643,976	70,264,333
John H. Mullin, III	154,188,370	4,742,976	687,351	70,264,333
Charles W. Pryor, Jr.	157,522,067	1,405,921	690,709	70,264,333
Carlos A. Saladrigas	157,266,141	1,644,967	707,589	70,264,333
Theresa M. Stone	157,447,083	1,470,067	701,547	70,264,333
Alfred C. Tollison, Jr.	157,486,373	1,441,054	691,270	70,264,333

Progress Energy Proposal 2:  Advisory (Non-Binding) Vote on Executive Compensation

Having received a majority of the votes cast as set forth below and in accordance with Progress Energy’s By-Laws, the compensation of certain executive officers was approved on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
147,233,978	9,729,031	2,655,687	70,264,333

Progress Energy Proposal 3:  Advisory (Non-Binding) Vote on the Frequency of Shareholder Votes on Executive Compensation

Having received a majority of the votes cast as set forth below and in accordance with Progress Energy’s By-Laws, the holding of an advisory (non-binding) vote on executive compensation on an annual basis was approved.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
131,418,813	1,536,294	24,328,384	2,335,205	70,264,333

Based on these results and consistent with the previous recommendation of the Board of Directors of Progress Energy, the Board has determined that Progress Energy will hold an advisory (non-binding) vote on executive compensation on an annual basis.

Progress Energy Proposal 4:  Ratification of Selection of Independent Registered Public Accounting Firm

Having received a majority of the votes cast as set forth below and in accordance with Progress Energy’s By-Laws, the selection of Deloitte & Touche LLP as Progress Energy’s independent registered public accounting firm for the 2011 fiscal year was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,458,418	2,543,875	880,736	0

PEC Proposal 1:  Election of Directors

The individuals named below were each elected to serve as directors of PEC for a one-year term expiring in 2012:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey A. Corbett	159,899,052	5,352	199,650
William D. Johnson	159,899,023	5,381	199,650
Jeffrey J. Lyash	159,898,482	5,922	199,650
John R. McArthur	159,899,008	5,396	199,650
Mark F. Mulhern	159,899,022	5,381	199,650
James Scarola	159,899,040	5,364	199,650
Paula J. Sims	159,898,790	5,614	199,650
Lloyd M. Yates	159,898,780	5,624	199,650

PEC Proposal 2:  Advisory (Non-Binding) Vote on Executive Compensation

Having received a majority of the votes cast as set forth below and in accordance with PEC’s By-Laws, the compensation of certain executive officers was approved on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,889,585	11,737	3,082	199,650

PEC Proposal 3:  Advisory (Non-Binding) Vote on the Frequency of Shareholder Votes on Executive Compensation

Having received a majority of the votes cast as set forth below and in accordance with PEC’s By-Laws, the holding of an advisory (non-binding) vote on executive compensation on an annual basis was approved.

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
159,887,922	4,465	6,741	5,276	199,650

PEC Proposal 4:  Ratification of Selection of Independent Registered Public Accounting Firm

Having received a majority of the votes cast as set forth below and in accordance with PEC’s By-Laws, the selection of Deloitte & Touche LLP as PEC’s independent registered public accounting firm for the 2011 fiscal year was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,100,585	1,426	2,043	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.
Registrants

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary Progress Energy, Inc. Secretary Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Date:  May 13, 2011